UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2013

QSGI INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
1721 Donna Road, West Palm Beach, FL 33409 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 629-5713

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 9, 2013 the Company entered into a Mediated Settlement Agreement on a civil action filed on May 24, 2013 in the Fifteenth Judicial Circuit Court in and for Palm Beach County, Florida brought by Robert W. Wright and Susan C. Wright as plaintiffs versus QSGI, Inc. as defendant.

The Plaintiffs alleged that the Company’s attempted conversion of a $250,000 Convertible Note due to the Plaintiffs into approximately 11,400,000 shares of QSGI common stock as part of a merger transaction on June 17, 2011 was without proper authority.  Plaintiffs claimed that the Note had therefore not been converted and that approximately $323,000 was due owning on the Note and that interest continued to run at a default rate of Prime plus 7.3% until paid.

The settlement reached resulted in agreement of a revised principle balance of $275,000 with interest only monthly payments at an annual interest rate of 5% from January 1, 2014 until June 1, 2016 at which time the principle balance would be due.   The note carries no prepayment penalty and the approximately 11,400,000 shares of QSGI Common Stock are deemed to have never been delivered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: December 12, 2013	By:	/S/ Marc Sherman
Marc Sherman
Chairman of the Board